                                                               Exhibit 99(d)(1)

               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
                             The Munder Funds, Inc.
                             The Munder Funds Trust
                       The Munder Framlington Funds Trust
                              St. Clair Funds, Inc.

         AGREEMENT, made this 15th day of May, 2001, among The Munder Funds, Inc. ("Company"), on behalf of each of its series, The Munder Funds Trust ("Trust"), on behalf of each of its series, The Munder Framlington Funds Trust ("Framlington"), on behalf of each of its series, St. Clair Funds, Inc. ("St. Clair"), on behalf of each of its series, and Munder Capital Management ("Advisor"), a Delaware partnership.

         WHEREAS, the Company and St. Clair are each Maryland corporations and the Trust and Framlington are each Massachusetts business trusts, each of which is authorized to issue shares in series (each, a "Fund" and collectively, the "Funds," as set forth in Schedule A, as may be amended from time to time) and the Company, St. Clair, the Trust and Framlington are each registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         WHEREAS, the Company, on behalf of each of its Funds, the Trust, on behalf of each of its Funds, Framlington, on behalf of each of its Funds, and St. Clair, on behalf of each of its Funds, have entered into Investment Advisory Agreements with the Advisor, each dated July 2, 1998 ("Original Agreements"); and

         WHEREAS, the Company, the Trust, Framlington, St. Clair and the Advisor wish to consolidate each of the Original Agreements into this single Agreement, provided that, in doing so, no material change is made to any provision of the Original Agreements;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Company, the Trust, Framlington, St. Clair and the Advisor as follows:

1.       Appointment

         (a) The Company, the Trust, Framlington and St. Clair hereby appoint the Advisor to act as investment advisor to the Funds for the periods and on the terms set forth herein. The Advisor accepts the appointment and agrees to furnish the services set forth herein for the compensation provided herein.

         (b) In the event that the Company, the Trust, Framlington or St. Clair establishes one or more series other than the Funds listed on Schedule A attached hereto, with respect to which it desires to retain the Advisor to act as investment adviser hereunder, it shall notify the Advisor in writing. If the Advisor is willing to render such services under this Agreement, it shall notify the Company, the Trust, Framlington or St. Clair, as applicable, in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named herein except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Advisor) are modified with respect to such Fund in writing by the Company, the Trust, Framlington, or St. Clair, as applicable, and the Advisor at that time.

2.       Services as Investment Advisor

         Subject to the general supervision and direction of the Boards of Directors of the Company and St. Clair and the Boards of Trustees the Trust and Framlington (collectively, "Boards"), the Advisor will: (a) provide overall investment management to the Funds in accordance with each Fund's investment objective and policies as stated in each Fund's Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) cause investment decisions for the Funds to be made; (c) oversee the placement of purchase and sale orders on behalf of the Funds; (d) employ professional portfolio managers and securities analysts to provide research services to the Funds; (e) maintain books and records with respect to each Fund's securities transactions; and (f) provide periodic and special reports to the Boards, as requested. In providing those services, the Advisor will provide the Funds with ongoing research, analysis, advice and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. In addition, the Advisor will furnish the Funds with whatever statistical information the Funds may reasonably request with respect to the securities that the Funds may hold or contemplate purchasing.

         The Advisor further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder and under the Advisers Act, the Internal Revenue Code of 1986, as amended ("Code"), and all other applicable federal and state law and regulations, and with any applicable procedures adopted by the Boards;

         (b) use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) maintain books and records with respect to each Fund's securities transactions, render to the Boards such periodic and special reports as the Boards may reasonably request, and keep the Boards informed of developments materially affecting each Fund's portfolio;

         (d) make available to the Funds' administrator and, as appropriate, the Company, the Trust, Framlington or St. Clair, promptly upon their request, such copies of its investment records and ledgers with respect to the Funds as may be required to assist the administrator and the Company, the Trust, Framlington and St. Clair in their compliance with applicable laws and regulations. The Advisor will furnish the Boards with such periodic and special reports regarding the Funds as they may reasonably request; and

         (e) immediately notify the Company, the Trust, Framlington and St. Clair in the event that the Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Advisor from serving as investment advisor pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. The Advisor further agrees to notify the Company, the Trust, Framlington and St. Clair immediately of any material fact known to the Advisor respecting or relating to the Advisor that is not contained in the Company's, the Trust's, Framlington's and St. Clair's Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

         The Advisor may enter into an agreement with one or more sub-advisors (each, a "Sub-Advisor") pursuant to which each Sub-Advisor shall furnish to the Company, the Trust, Framlington and/or St. Clair, on behalf of one or more of the Funds, the investment advisory services specified therein in connection with the management of the Funds ("Sub-Advisory Agreements"). The Advisor will continue to have ultimate responsibility for all investment advisory services furnished pursuant to any Sub-Advisory Agreement.

3.        Documents

          The Company, the Trust, Framlington and St. Clair has each delivered properly certified or authenticated copies of each of the following documents to the Advisor and will deliver to it all future amendments and supplements thereto, if any:

          (a) certified resolution of the Boards authorizing the appointment of the Advisor and approving the form of this Agreement;

          (b) the Registration Statements describing the Funds as filed with the Securities and Exchange Commission and any amendments thereto; and

          (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statements described above.

4.        Brokerage

          In selecting brokers or dealers to execute transactions on behalf of the Funds, the Advisor will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any Fund transaction, the Advisor will consider all factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting broker-dealers to execute a particular transaction, and in evaluating the best overall terms available, the Advisor is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided to the Funds and/or other accounts over which the Advisor or its affiliates exercise investment discretion. The parties hereto acknowledge that it is desirable for the Company, the Trust, Framlington and St. Clair that the Advisor have access to supplemental investment and market research and security and economic analysis provided by broker-dealers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Advisor may cause the Funds to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in relation the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Advisor to the Funds. It is understood that the services provided by such brokers may be useful to the Advisor in connection with the Advisor's services to other clients. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder and subject to any other applicable laws and regulations, the Advisor and its affiliates are authorized to effect portfolio transactions for the Funds and to retain brokerage commissions on such transactions.

5.        Records

          The Advisor agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Advisor with respect to the Funds by the 1940 Act. The Advisor further agrees that all records which it maintains for the Funds are the property of the Funds and it will promptly surrender any of such records upon request.

6.       Standard of Care

         The Advisor shall exercise its best judgment in rendering the services under this Agreement. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund or the Funds' shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Advisor against any liability to a Fund or to its shareholders to which the Advisor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Advisor's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Advisor" shall include any officers, directors, employees, or other affiliates of the Advisor performing services with respect to a Fund.

7.       Compensation

         In consideration of the services rendered pursuant to this Agreement, each Fund will pay the Advisor a fee as set forth on Schedule B attached hereto. This fee shall be computed and accrued daily and payable monthly. For the purpose of determining fees payable to the Advisor, the value of a Fund's average daily net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

8.       Expenses

         The Advisor will bear all expenses in connection with the performance of its services under this Agreement and will bear the costs and expenses payable to Sub-Advisors under the Sub-Advisory Agreements. Each Fund will bear certain other expenses to be incurred in its operation, including: taxes; interest; brokerage fees and commissions, if any; fees of the members of its Board who are not officers, directors or employees of the Advisor or any Sub-Advisor; Securities and Exchange Commission fees and state blue sky fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personal expenses; charges of an independent pricing service, costs of preparing and printing Prospectuses and Statements of Additional Information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers and the members of the Board; and any extraordinary expenses.

9.       Services to Other Companies or Accounts

         The investment advisory services of the Advisor to the Funds under this Agreement are not to be deemed exclusive, and the Advisor, or any affiliate thereof, shall be free to render similar services to other investment companies and clients (whether or not their investment objective and policies are similar those of a Fund) and to engage in activities so long as its services hereunder are not impaired thereby.

10.      Duration and Termination

(a) Current Funds. With respect to each of the Funds listed on Schedule A as of May 15, 2001 ("Current Funds"), this Agreement shall be effective as of the date that the relevant Original Agreement became effective with respect to that Current Fund ("Original Agreement Date"), provided that with respect to any Current Fund the Original Agreement was approved in accordance with the terms of the Original Agreement. For each Current Fund, this Agreement shall continue in effect, unless sooner terminated, as provided herein, for two years from the Original Agreement Date for that Current Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the relevant Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Current Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the relevant Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b) New Funds. With respect to any Fund not listed on Schedule A hereto as of May 15, 2001 ("New Fund"), this Agreement shall become effective on such date as determined by the relevant Board, provided that with respect to any New Fund, this Agreement shall not take effect unless it has been approved (a) by a vote of a majority of the members of each Board, including a majority of those Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that New Fund's outstanding voting securities and shall continue in effect with respect to the New Fund, unless sooner terminated, as provided herein, for two years from the initial approval date for each New Fund and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by (i) the vote of a majority of the members of the relevant Board or (ii) a vote of a "majority" (as defined in the 1940 Act) of the New Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the members of the relevant Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(c) Termination. This Agreement is terminable with respect to the Funds, or any Fund, without penalty, on sixty (60) days' written notice by the relevant Board(s) or by vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of the affected Funds or upon ninety (90) days' written notice by the Advisor. Termination of this Agreement with respect to any given Fund, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Fund. This Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

11.      Amendment

         No provision of this Agreement shall be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement with respect to any Fund shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of that Fund, and (ii) a majority of the members of the relevant Board, including a majority of Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

12.      Use of Name

         It is understood that the name of Munder Capital Management or any derivative thereof or logo associated with that name is the valuable property of the Advisor and its affiliates, and that the Company, the Trust, Framlington and St. Clair and each Fund have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to a given Fund. Upon termination of this Agreement or upon termination of this Agreement with respect to a given Fund, the Company, the Trust, Framlington or St. Clair, as appropriate, and any affected Fund, shall forthwith cease to use such name (or derivative or logo) and the Company, the Trust, Framlington or St. Clair, as appropriate, shall promptly amend its charter documents to change the Fund name to comply herewith.

13.      Separate Agreements

         The parties affirm and agree that this Agreement shall be enforced as a separate agreement as between the Advisor and each of the Company, the Trust, Framlington and St. Clair. Nothing in this Agreement shall be interpreted to combine or collectively enjoin any of the Company, the Trust, Framlington or St. Clair. For all purposes, this Agreement shall be considered and interpreted as individual agreements between the Advisor and each of the Company, the Trust, Framlington and St. Clair.

14.      Miscellaneous

         (a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         (b) Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

         (c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

         (d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Michigan.

         (e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than these as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         (f) Notices of any kind to be given to the Advisor by the Company, the Trust, Framlington or St. Clair shall be in writing and shall be duly given if mailed or delivered to the Advisor at 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Advisor. Notices of any kind to be given to the Company, the Trust, Framlington or St. Clair by the Advisor shall be in writing and shall be duly given if mailed or delivered to 480 Pierce Street, Birmingham, Michigan 48009, or at such other address or to such individual as shall be specified by the Company, the Trust, Framlington and St. Clair.

         (g) With respect to the Trust and Framlington, the words "The Munder Funds Trust", "The Munder Framlington Funds Trust" and "Trustees" or "Board of Trustees" used or implied herein refer respectively to the trusts created and the Trustees, as trustees of the Trust or Framlington, as appropriate, but not individually or personally acting from time to time under the respective Declarations of Trust, which are hereby referred to and a copy of each is on file at the office of the Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust and Framlington.

         (h) With respect to the Trust and Framlington, the obligations of "The Munder Funds Trust" and "The Munder Framlington Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents of the Trust or Framlington are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust or Framlington personally, but bind only the applicable trust's property, and all persons dealing with any series or class of shares of the Trust or Framlington must look solely to the Trust or Framlington property belonging to such series or class for the enforcement of any claims against the Trust or Framlington.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

                                              THE MUNDER FUNDS, INC.


                                              By:  /s/ Stephen J. Shenkenberg
                                                  ---------------------------
                                                  Stephen J. Shenkenberg
                                                  Vice President and Secretary

                                              THE MUNDER FUNDS TRUST


                                              By:  /s/ Stephen J. Shenkenberg
                                                  ---------------------------
                                                  Stephen J. Shenkenberg
                                                  Vice President and Secretary

                                              THE MUNDER FRAMLINGTON FUNDS TRUST


                                              By:  /s/ Stephen J. Shenkenberg
                                                  ---------------------------
                                                  Stephen J. Shenkenberg
                                                  Vice President and Secretary

                                              ST. CLAIR FUNDS, INC.


                                              By:  /s/ Stephen J. Shenkenberg
                                                  ---------------------------
                                                  Stephen J. Shenkenberg
                                                  Vice President and Secretary

                                              MUNDER CAPITAL MANAGEMENT


                                              By:  /s/ Stephen J. Shenkenberg
                                                 ----------------------------
                                                  Stephen J. Shenkenberg
                                                  Executive Vice President

                                   SCHEDULE A
                              As of August 14, 2001

The Munder Funds, Inc.
----------------------
Munder Bio(Tech)/2/ Fund
Munder Digital Economy Fund
Munder Focus Growth Fund (formerly Munder Equity Selection Fund)
Munder Fund of Funds (formerly Munder All-Season Aggressive Fund)
Munder Future Technology Fund
Munder International Bond Fund
Munder International NetNet Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund (formerly Munder Growth Opportunities Fund)
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Tax-Managed Equity Fund
*The following funds have been closed:
Munder All-Season Conservative Fund                          April 28, 2000
Munder All-Season Moderate Fund                              April 28, 2000
Munder MidCap Growth Fund                                    September 15, 1998
Munder Short Term Treasury Fund                              April 14, 2000
Munder Value Fund                                            May 31, 2000

The Munder Funds Trust
----------------------
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Equity Income Fund (formerly Munder Growth & Income)
Munder Intermediate Bond Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder Tax-Free Money Market Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund
*The following fund has been closed:
Munder Accelerating Growth Fund                              December 4, 1998

The Munder Framlington Funds Trust
----------------------------------
Munder Framlington Emerging Markets Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund
Munder Framlington Global Financial Services Fund

St. Clair Funds, Inc.
---------------------
Munder Institutional Short Term Treasury Fund

Munder Institutional Money Market Fund
Munder Institutional Government Money Market Fund
Liquidity Plus Money Market Fund
*The following funds were never opened:
Munder S&P 500 Index Equity Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Foreign Equity Fund
Munder Aggregate Bond Index Fund

                                   SCHEDULE B
                               As of May 15, 2001


                                                                       Annual Fees (as a Percentage of
                                                                       Average Daily Net Assets)
                                                                       -------------------------
The Munder Funds, Inc.
----------------------
Munder Bio(Tech)/2/ Fund                                               1.25%
Munder Digital Economy Fund                                            0.75%
Munder Focus Growth Fund (formerly Munder Equity                       0.75%
Selection Fund)
Munder Fund of Funds (formerly Munder All-Season                       0.05%
Aggressive Fund)
Munder Future Technology Fund                                          1.00% of the Fund's average daily net assets up
                                                                       to $4 billion; 0.95% of the Fund's average daily
                                                                       net assets from $4 billion to $5 billion; and 0.90%
                                                                       of the Fund's average daily net assets in excess of
                                                                       $5 billion

Munder International Bond Fund                                         0.50%
Munder International NetNet Fund                                       1.25%
Munder MidCap Select Fund (formerly Munder Growth Opportunities Fund)  0.75%
Munder Micro-Cap Equity Fund                                           1.00%
Munder Money Market Fund                                               0.40%
Munder Multi-Season Growth Fund                                        0.75%
Munder NetNet Fund                                                     1.00% of Fund's average daily net assets up
                                                                       to $4 billion; 0.95% of the Fund's average daily
                                                                       net assets from $4 billion to $5 billion; and 0.90%
                                                                       of the Fund's average daily net assets in excess of
                                                                       $5 billion
Munder Power Plus Fund                                                 0.75%
Munder Real Estate Equity Investment Fund                              0.74%
Munder Small-Cap Value Fund                                            0.75%

The Munder Funds Trust
----------------------
Munder Balanced Fund                                                   0.65%
Munder Bond Fund                                                       0.50%
Munder Cash Investment Fund                                            0.35%
Munder Equity Income Fund (formerly Munder Growth & Income Fund)       0.75%
Munder Intermediate Bond Fund                                          0.50%
Munder Michigan Tax-Free Bond Fund                                     0.50%
Munder Small Company Growth Fund                                       0.75%
Munder Tax-Free Bond Fund                                              0.50%
Munder Tax-Free Short-Intermediate Bond Fund                           0.50%
Munder Tax-Free Money Market Fund                                      0.35%
Munder U.S. Government Income Fund                                     0.50%
Munder U.S. Treasury Money Market Fund                                 0.35%

The Munder Framlington Funds Trust
----------------------------------
Munder Framlington Emerging Markets Fund                               1.25%
Munder Framlington Global Financial Services Fund                      0.75%

Munder Framlington International Growth Fund and Munder          1.00% of net assets of $250 million; plus
Framlington Healthcare Fund                                      0.75% of net assets up to $250 million or more

St. Clair Funds, Inc.
---------------------
Munder Institutional Short Term Treasury Fund                    0.20%
Munder Institutional Money Market Fund                           0.20%
Munder Institutional Government Money Market Fund                0.20%
Liquidity Plus Money Market Fund                                 0.35%
*The following funds were never opened:                          0.05%
Munder S&P 500 Index Equity Fund                                 0.05%
Munder S&P MidCap Index Equity Fund                              0.05%
Munder S&P SmallCap Index Equity Fund                            0.05%
Munder Foreign Equity Fund                                       0.05%
Munder Aggregate Bond Index Fund                                 0.05%

                                       2